Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Owens, James R. Giertz, and Timothy J. Keenan, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of H.B. Fuller Company pursuant to the H.B. Fuller Company 2013 Master Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of October, 2013.

Signature	Title

/s/ James J. Owens James J. Owens	President, Chief Executive Officer and Director (principal executive officer)

/s/ James R. Giertz James R. Giertz	Executive Vice President, Chief Financial Officer (principal financial officer)

/s/ James C. McCreary, Jr. James C. McCreary, Jr.	Vice President, Controller (principal accounting officer)

/s/ Thomas W. Handley Thomas W. Handley	Director

/s/ Maria Teresa Hilado Maria Teresa Hilado	Director

/s/ J. Michael Losh J. Michael Losh	Director

/s/ Lee R. Mitau Lee R. Mitau	Chairman of the Board, Director

/s/ Dante C. Parrini Dante C. Parrini		Director

/s/ Ann W.H Simonds Ann W.H Simonds		Director

/s/ John C. van Roden, Jr. John C. van Roden, Jr.		Director

/s/ R. William VanSant R. William Van Sant		Director

*By:	/s/ Timothy J. Keenan
Timothy J. Keenan Attorney-in-Fact